                                                                  Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT


   We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 12, 1996, on the financial statements of Ancor Communications, Incorporated (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995 and to the reference to our Firm under the caption "Experts" in this Form S-3 Registration Statement.




   /s/ McGLADREY & PULLEN, LLP
   St. Paul, Minnesota
   June 5, 1996